         As filed with the Securities and Exchange Commission on March 1, 2001
                                                      Registration No. 333-50346
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-4
                                   ON FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
          ------------------------------------------------------------

          RHODE ISLAND                                 05-0341324
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                               100 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 434-2200
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                   UJB FINANCIAL CORP. 1990 STOCK OPTION PLAN
              SUMMIT BANCORP. 1993 INCENTIVE STOCK AND OPTION PLAN
                 SUMMIT BANCORP. 1999 NON-EXECUTIVE OPTION PLAN
             CONVERTED BNJ STOCK OPTION PLAN OF UJB FINANCIAL CORP.
     CONVERTED B.M.J. FINANCIAL CORP. STOCK OPTION PLAN OF SUMMIT BANCORP. CONVERTED COLLECTIVE BANCORP INC. STOCK OPTION PLAN OF SUMMIT BANCORP.
      CONVERTED SUMMIT BANCORPORATION STOCK OPTION PLAN OF SUMMIT BANCORP.
        CONVERTED NSS BANCORP INC. STOCK OPTION PLAN OF SUMMIT BANCORP. CONVERTED NEW CANAAN BANK & TRUST STOCK OPTION PLAN OF SUMMIT BANCORP.
  CONVERTED PRIME BANCORP, INC. INCENTIVE STOCK OPTION PLAN OF SUMMIT BANCORP.
        CONVERTED NEW MILFORD BANK AND TRUST COMPANY STOCK OPTION PLANS
                               OF SUMMIT BANCORP.
      EMPLOYMENT AND RETENTION AGREEMENT OPTIONS GRANTED TO CERTAIN FORMER
                        EXECUTIVES OF HOWARD LAWSON LLC

                           (Full titles of the plans)

              WILLIAM C. MUTTERPERL, ESQ.                                        GARY A. SPIESS, ESQ.
Executive Vice President, General Counsel and Secretary        Senior Vice President and Senior Deputy General Counsel,
           FLEETBOSTON FINANCIAL CORPORATION                                      Assistant Secretary
                   100 FEDERAL STREET                                      FLEETBOSTON FINANCIAL CORPORATION
              BOSTON, MASSACHUSETTS 02110                                         100 FEDERAL STREET
                      617-434-9587                                            BOSTON, MASSACHUSETTS 02110
                                                                                     617-434-2870

    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                    Copy to:
                              JANICE B. LIVA, ESQ.
                 Deputy General Counsel and Assistant Secretary
                        FLEETBOSTON FINANCIAL CORPORATION
                               100 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                  617-434-8630

                   -------------------------------------------

                                EXPLANATORY NOTE


         This Post-Effective Amendment No. 1 on Form S-8 amends the Registration Statement on Form S-4 (File No. 333-50346) (the "Original Registration Statement") which was previously filed by FleetBoston Financial Corporation, a Rhode Island Corporation (the "Registrant") in connection with the merger (the "Merger") of Summit Bancorp., a New Jersey corporation ("Summit") with and into the Registrant, with the Registrant as the surviving corporation in the Merger. The Original Registration Statement, as amended by this Post-Effective Amendment No. 1, is referred to herein as the "Registration Statement." In connection with the filing of the Original Registration Statement, 190,093,245 shares of the common stock, par value $0.01 per share, of the Registrant ("FleetBoston Common Stock") were registered with the Securities and Exchange Commission (the "Commission") and the applicable fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares which were expected to be distributed to the holders of the common stock, par value $0.80 per share, of Summit ("Summit Common Stock") and those shares which are necessary to be distributed, or reserved for issuance, to Summit employees in connection with certain employee benefit plans of Summit in effect at the time of the Merger, as listed on the cover of this Post-Effective Amendment No.
1. Pursuant to the terms of the Merger, all outstanding Summit stock options exercisable for Summit Common Stock were converted into stock options exercisable for FleetBoston Common Stock after the effective time of the Merger based on a formula which was described in the Original Registration Statement and will be described in the offering materials sent to the holders of such Summit stock options.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference.

         The following documents heretofore filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

             (a) The Registrant's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 2000;

             (b) The Registrant's current report on Form 8-K filed January 17, 2001;

             (c) The description of the Registrant's common stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

             (d) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 7, 2000.

             All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             The validity of the securities offered hereby will be passed upon for the Registrant by Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110-1800. V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet Bank (RI), National Association, one of the Registrant's wholly-owned subsidiaries, and beneficially owns 9,856 shares of FleetBoston Common Stock.

Item 6.      Indemnification of Directors and Officers.

             The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

             A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.      Undertakings.

             The Corporation hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       i. To include any prospectus required by Section 10(a)(3) of the Act;

                       ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

                       iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       provided, however, that paragraphs i. and ii. shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on March 1, 2001.


                                  FLEETBOSTON FINANCIAL CORPORATION


                                  By: /S/ WILLIAM C. MUTTERPERL
                                      ------------------------------------------
                                      William C. Mutterperl
                                      Executive Vice President, General Counsel
                                         and Secretary

             Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the true and lawful attorney-in-fact for the following persons in the capacities indicated on March 1, 2001.


             SIGNATURE                                                     TITLE
             ---------                                                     -----
           /s/ TERRENCE MURRAY*                   Chairman, Chief Executive Officer and Director
-----------------------------------------
               Terrence Murray

         /s/ CHARLES K. GIFFORD*                  President, Chief Operating Officer and Director
-----------------------------------------
             Charles K. Gifford
                                                  President of Consumer Banking and Investment Services
          /s/ ROBERT J. HIGGINS*                  and Director
-----------------------------------------
              Robert J. Higgins
                                                  President of Corporate and Global Banking and Director
         /s/HENRIQUE C. MEIRELLES*
-----------------------------------------
            Henrique C. Meirelles

          /s/ EUGENE M. MCQUADE*                  Vice Chairman and Chief Financial Officer
-----------------------------------------
              Eugene M. McQuade

         /s/ ERNEST L. PUSCHAVER                  Chief Accounting Officer
-----------------------------------------
             Ernest L. Puschaver



                SIGNATURE                          TITLE
                ---------                          -----
           /s/ JOEL B. ALVORD*                    Director
-----------------------------------------
              Joel B. Alvord

        /s/ WILLIAM BARNET, III*                  Director
-----------------------------------------
            William Barnet, III

        /s/ DANIEL P. BURNHAM*                    Director
-----------------------------------------
            Daniel P. Burnham

      /s/ PAUL J. CHOQUETTE, JR.*                 Director
-----------------------------------------
          Paul J. Choquette, Jr.

           /s/ JOHN T. COLLINS*                   Director
-----------------------------------------
              John T. Collins

       /s/ WILLIAM F. CONNELL*                    Director
-----------------------------------------
           William F. Connell

      /s/ GARY L. COUNTRYMAN*                     Director
-----------------------------------------
          Gary L. Countryman

                                                  Director
-----------------------------------------
           T. J. Dermot Dunphy

         /s/ ALICE F. EMERSON*                    Director
-----------------------------------------
             Alice F. Emerson

       /s/ JAMES F. HARDYMON*                     Director
-----------------------------------------
            James F. Hardymon

         /s/ MARIAN L. HEARD*                     Director
-----------------------------------------
             Marian L. Heard

        /s/ ROBERT M. KAVNER*                     Director
-----------------------------------------
            Robert M. Kavner

           /s/ THOMAS J. MAY*                     Director
-----------------------------------------
               Thomas J. May

       /s/ DONALD F. MCHENRY*                     Director
-----------------------------------------
            Donald F. McHenry

        /s/ MICHAEL B. PICOTTE*                   Director
-----------------------------------------
           Michael B. Picotte


                SIGNATURE                          TITLE
                ---------                          -----

          /s/ THOMAS R. PIPER*                    Director
-----------------------------------------
             Thomas R. Piper

         /s/ THOMAS C. QUICK*                     Director
-----------------------------------------
             Thomas C. Quick

         /s/ FRANCENE S. RODGERS*                 Director
-----------------------------------------
             Francene S. Rodgers

            /s/ JOHN W. ROWE*                     Director
-----------------------------------------
                John W. Rowe

          /s/ THOMAS M. RYAN*                     Director
-----------------------------------------
              Thomas M. Ryan

                                                  Director
-----------------------------------------
            T. Joseph Semrod

        /s/ PAUL R. TREGURTHA*                    Director
-----------------------------------------
            Paul R. Tregurtha


-----------------------------

*By: /s/ WILLIAM C. MUTTERPERL
     ------------------------------------
         William C. Mutterperl
         Attorney-in-fact

                                  EXHIBIT INDEX




Exhibit
Number            Exhibit

     5            Opinion of Edwards & Angell, LLP as to legality*

     23(a)        Consent of Edwards & Angell, LLP (included in Exhibit 5)*

     23(b)        Consent of PricewaterhouseCoopers LLP

     24 Powers of Attorney (included on page II-4 of the Original Registration Statement)

-----------------
* Previously filed